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                           MEDALIST INDUSTRIES, INC.

                                   EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                   Years ended December 1995, 1994, and 1993


                                                     1995                            1994                           1993
                                          ---------------------------     ---------------------------    ------------------------
                                                           Earnings                        Earnings
Earnings
                                          Shares           ($/1000)       Shares           ($/1000)      Shares        ($/1000)
                                          ----------       ----------     ----------       ----------    ----------    ----------
Primary
  Average shares outstanding               3,862,353                       3,823,892                      3,812,430
  Net income                                            $       1,729                     $        69                   $   6,439
  Assumed issuance of stock upon the
    exercise of stock options                  2,556                0         17,405                0        54,825             0
                                           ---------    -------------      ---------      -----------     ---------     ---------

  Basis of primary computation             3,864,909    $       1,729      3,841,297      $        69     3,867,255     $   6,439
                                           =========    =============      =========      ===========     =========     =========

  Earnings per share                                    $         .45                     $       .02                   $    1.67
                                                        =============                     ===========                   =========


Fully diluted
  Average shares outstanding               3,862,353                       3,823,892                      3,812,430
  Net income                                            $       1,729                     $        69                   $   6,439
  Assumed issuance of stock upon the
    exercise of stock options                  2,556                0         17,405                0       96,1070
  Assumed issuance of common stock up
    conversion of Convertible Subordi
    Debentures and the elimination of
    after-tax interest expense                     0                0              0                0       476,107           670
                                           ---------    -------------      ---------      -----------     ---------     ---------

  Basis of fully-diluted computation       3,864,909    $       1,729      3,841,297      $        69     4,384,644     $   7,109

                                           =========    =============      =========      ===========     =========     =========

  Earnings per share                                    $         .45                     $       .02                   $    1.62
                                                        =============                     ===========                   =========






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